Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement and related Prospectus of Fusion Telecommunications International, Inc. and Subsidiaries (collectively, the “Company”) on Form S-1 to S-3 (Registration No. 333-195659) of our report dated March 28, 2014, with respect to the consolidated financial statements of the Company for the year ended December 31, 2013, included in this Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the U.S. Securities and Exchange Commission.

/s/ Rothstein Kass

New York, New York
March 30, 2015